UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 14, 2010

AZZ incorporated
(Exact name of registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Museum Place
3100 West 7th Street, Suite 500
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 810-0095

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 31, 2010, AZZ incorporated, a Texas corporation (“AZZ”), and Big Kettle Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of AZZ (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with North American Galvanizing & Coatings, Inc., a Delaware corporation (“NGA”). Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) on May 7, 2010 for all of NGA’s outstanding shares of common stock, par value $0.10 per share (the “NGA Common Stock”), at a purchase price of $7.50 per share in cash, without interest (less any applicable withholding taxes) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 7, 2010, and the related Letter of Transmittal.

The Offer expired at 5:00 p.m., Central Daylight Saving Time, on June 14, 2010 (the “Expiration Time”). Based on information from the depositary, as of the Expiration Time, a total of approximately 12,900,591 shares of NGA Common Stock were validly tendered and not withdrawn pursuant to the Offer. The depositary also advised that an additional approximately 117,395 shares of NGA Common Stock were tendered subject to guaranteed delivery procedures. These shares of NGA Common Stock (together with (x) the shares of NGA Common Stock beneficially owned by AZZ, Purchaser or their respective subsidiaries and (y) the shares of NGA Common Stock that are issuable upon exercise of options, that are held in trust pursuant to NGA’s Director Stock Unit Program or that constitute restricted shares, in each case which the Purchaser has an option to purchase), represent approximately 83% of NGA’s outstanding shares of Company Common Stock determined on a fully diluted basis. The number of shares of NGA Common Stock tendered pursuant to the Offer satisfies certain conditions set forth in the Merger Agreement. All shares of NGA Common Stock that were validly tendered in the Offer and not withdrawn have been accepted for payment, and Purchaser will pay for all such shares of NGA Common Stock promptly. On June 14, 2010, AZZ issued a press release, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the successful completion of the Offer.

The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Purchaser will merge with and into NGA (the “Merger”) and each share of NGA Common Stock not acquired in the Offer will be cancelled and converted into the right to receive the Offer Price (other than shares of NGA Common Stock held in the treasury of NGA or owned by AZZ, Purchaser or any of their subsidiaries, and shares of NGA Common Stock held by stockholders who properly demand appraisal rights). Following the effective time of the Merger, NGA will continue as an indirect wholly owned subsidiary of AZZ. The closing of the Merger is subject to approval by holders of two-thirds of the outstanding shares of NGA Common Stock entitled to vote at a meeting of the stockholders of NGA, voting together as a single class. As a result of the number of shares of NGA Common Stock tendered in the Offer, Purchaser holds a sufficient number of shares of NGA Common Stock such that the vote of any other stockholder of NGA will not be required to approve the Merger. The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to AZZ’s Current Report on Form 8-K dated April 1, 2010 and is incorporated herein by reference.

AZZ’s acquisition of NGA Common Stock accepted for payment in the Offer and tendered in the Offer subject to guaranteed delivery procedures is valued at approximately $97.6 million, which value does not include the acquisition of (x) shares of NGA Common Stock that will be cancelled and exchanged for the Offer Price in the Merger or (y) shares of NGA Common Stock that are issuable upon exercise of options, that are held in trust pursuant to NGA’s Director Stock Unit Program or that constitute restricted shares, in each case which the Purchaser has an option to purchase. AZZ funded this acquisition with its available working capital and funds available under its existing credit facility.

Cautionary Note Regarding the Merger Agreement

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about AZZ, Purchaser or NGA. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein and were solely for the benefit of the parties to the Merger Agreement.

The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided by NGA in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among NGA, AZZ and Purchaser, rather than establishing matters of fact. Information concerning the subject matter of the representations and warranties may also change after the date of the Merger Agreement, which subsequent information may not be fully disclosed in the parties’ public disclosures. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about NGA, AZZ or Purchaser. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of NGA, AZZ or Purchaser, or any of their respective subsidiaries or affiliates.

SECTION 7 – REGULATION FD

Item 7.01. Regulation FD Disclosure.

On June 14, 2010, AZZ issued a press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the completion of the Offer.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated March 31, 2010, by and among AZZ, Purchaser and NGA (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by AZZ with the SEC on April 1, 2010).

99.1	Press Release issued by AZZ dated June 14, 2010 (incorporated by reference to Exhibit (a)(1)(J) to the Amendment No. 2 to the Schedule TO filed by AZZ and Purchaser on June 15, 2010).

FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K and the exhibits attached hereto about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects, “ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this Current Report on Form 8-K. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the Merger Agreement, (3) risks that the proposed transaction disrupts current plans and operations, and (4) the costs, fees and expenses related to the transaction. In addition, this release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ or NGA, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ or NGA serve, foreign and domestic, customer request delays of shipments, acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2010 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date of this Current Report on Form 8-K and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated
Date: June 17, 2010	By:	/s/ Dana Perry
Dana Perry Senior Vice President Finance Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated March 31, 2010, by and among AZZ, Purchaser and NGA (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by AZZ with the SEC on April 1, 2010).

99.1	Press Release issued by AZZ dated June 14, 2010 (incorporated by reference to Exhibit (a)(1)(J) to the Amendment No. 2 to the Schedule TO filed by AZZ and Purchaser on June 15, 2010).